Exhibit 23(i)

                                                      August 30, 2004


The Henssler Funds, Inc.
1281 Kennestone Circle
Suite 100
Marietta, Georgia 30066

Dear Sirs:

      The Henssler Funds, Inc. (the "Corporation") is a corporation organized under the laws of the State of Maryland by Articles of Incorporation dated February 11, 1998. You have requested our opinion, as counsel to the Corporation, as to certain matters regarding the issuance of shares of the Corporation. As used herein, the term "Shares" means any of the 100,000,000 shares of common stock, par value $.0001 per share, of The Henssler Equity Fund, a series of the Corporation, that are issued during the time that Post-Effective Amendment No. 7 to the Corporation's Registration Statement on Form N-1A is effective.

      As counsel, we have participated in various corporate and other matters relating to the Corporation. We have examined certified or other copies, believed to be genuine, of the Corporation's Articles of Incorporation and By-laws, and such resolutions and minutes of meetings of the Corporation's Board of Directors as deemed relevant to this opinion, and we are generally familiar with its business affairs. This opinion is limited to the laws and facts in existence on the date hereof, and the laws of the State of Maryland and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

      Based upon such law and facts, we are of the opinion that the issuance of the Shares has been duly authorized by the Corporation and that, when sold in accordance with the terms contemplated by Post-Effective Amendment No. 7 to the Corporation's Registration Statement on Form N-1A, including receipt by the Corporation of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 7 to the Corporation's Registration Statement on Form N-1A (File Nos. 333-46479 and 811-08659) being filed with the Securities and Exchange Commission. We also consent to the reference to our firm in the Statement of Additional Information filed as part of the Registration Statement.

                                                 Sincerely yours,


                                                 /s/ Stephanie A. Djinis
                                                 -----------------------
                                                 Stephanie A. Djinis